EXHIBIT 99.1

For Release May 9, 2005 at 4.00 p.m. EDT

Contact

Adam Shaffer, Chairman and CEO

Liz Murray, Executive Vice President & CFO

(310) 225-4044

eCOST.com REPORTS FIRST QUARTER RESULTS;

44% YEAR-OVER-YEAR GROWTH IN QUARTERLY SALES

124,000 NEW CUSTOMERS ADDED

TORRANCE, CA (May 9, 2005) – eCOST.com (Nasdaq:ECST) (www.ecost.com), a leading online discount retailer, today announced financial results for its first quarter ended March 31, 2005.

Net sales for the first quarter ended March 31, 2005, increased 44% to $55.1 million from $38.2 million in the first quarter ended March 31, 2004. The Company recorded a net loss of $1.7 million, or ($0.10) per share, compared to a net loss of $20,000, or ($0.00) per share, in the first quarter of 2004. The higher net loss in 2005 is largely due to the transition to becoming a stand-alone company related to the spin-off from PC Mall and reflects reduced gross margins, growth in marketing and advertising expenditures to support the Company’s customer acquisition initiatives and increased public company costs related to eCOST.com’s recent spin-off from PC Mall.

The Company added 124,000 new customers during the quarter, expanding eCOST’s customer base to over 1.2 million at March 31, 2005. This is an increase in the overall customer base of 53% over the first quarter last year and 11% sequentially.

Adam Shaffer, Chairman and CEO of eCOST.com commented, “Sales were lower sequentially due in part to first quarter seasonality following the traditionally strong holiday period and the management resources and attention required during the quarter to achieve the separation from PC Mall on April 11, 2005. In addition, the systems separation intermittently affected our site availability and efficiency which impacted our consumer sales in the quarter. We are pleased with the level of new customer additions during the quarter, which provides a strong foundation for future growth. In particular, our targeted advertising promotions, along with the growing awareness and acceptance of the eCOST.com brand, have allowed us to add meaningfully to our customer base.”

Shaffer added, “With the spin-off from PC Mall completed, we are now operating as an independent company. Our new distribution facility in Memphis, Tennessee is operational and we have been shipping products to customers from this site since the spin-off. With the transition effects beginning to dissipate, we remain positive about our business outlook in 2005 and beyond. Moving forward, we plan to further develop our product and service offerings and will invest in marketing campaigns to expand our customer base and increase consumer awareness of the eCOST.com brand. We believe these initiatives will drive top line growth in the range of 40 to 45% for the year, with a lower growth rate and a sequential sales decrease in the second quarter. We are now estimating losses for the year overall and remain optimistic that we will see profitability in the latter half of 2005.”

Investor Webcast

Management will host a live webcast of eCOST’s First Quarter Investor Conference Call today at 5:00 p.m. EST. To access the webcast, go to eCOST’s website at www.ecost.com, enter the Investor Relations section, and click on the webcast icon.

A conference call replay will be available for one week following the live call and can be accessed by calling: (888) 286-8010 and entering the reservation number, 96496162.

About eCOST.com, Inc.

eCOST.com is a leading multi-category online discount retailer of high quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, HP, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet (http://www.ecost.com) and through direct marketing. Prior to April 11, 2005, eCOST.com was a subsidiary of PC Mall, Inc. (NASDAQ:MALL).

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the Company’s expectations, hopes or intentions regarding the future, including but not limited to statements regarding business and financial trends, the Company’s expectations regarding reaching profitability, sales growth, changes in gross margins, new product and service categories, expansion of existing categories and growth in the Company’s customer base. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially are the following: reliance on PC Mall’s operational and administrative structure, including the maintenance of the Company’s systems; expenses and diversion of managerial and other resources relating to the transition to becoming a stand-alone company; the Company’s ability to maintain existing and build new vendor and supplier relationships; ability to obtain favorable product pricing and vendor consideration; product availability; outages of the Company’s systems and website; ability to expand the Company’s website and systems to accommodate growth; ability to attract customers on cost-effective terms; changes in product mix; risks due to shifts in market demand and the economic climate and ability to maintain operating expenses within anticipated levels.

Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission and in its other periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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-Financial Tables Follow-

eCOST.com, Inc.

STATEMENTS OF OPERATIONS

(in thousands except per share data)

	For the three months ended March 31,
	2005	2004
Net sales	$55,056	$38,190
Cost of goods sold	51,327	34,732

Gross profit	3,729	3,458
Selling, general and administrative expenses	6,601	3,491

Loss from operations	(2,872)	(33)
Interest income, net	(48)	—
Interest expense-PC Mall Commercial line of credit	—	401
Interest income-PC Mall Commercial line of credit	—	(401)

Loss before income taxes	(2,824)	(33)
Income tax benefit	(1,125)	(13)

Net loss	$(1,699)	$(20)

Loss per share:
Basic	$(0.10)	$(0.00)
Diluted	$(0.10)	$(0.00)
Shares used in computing per share:
(in thousands)
Basic	17,465	14,000

Diluted	17,465	14,000

eCOST.com, Inc.

BALANCE SHEETS

(in thousands, except share data)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$5,908	$8,790
Short-term investments	4,875	7,000
Accounts receivable, net of allowance for doubtful accounts	1,711	2,039
Inventories	1,922	1,794
Prepaid expenses and other current assets	283	263
Due from Affiliate, net	3,497	813
Deferred income taxes	883	883

Total current assets	19,079	21,582
Property and equipment, net	1,675	342
Deferred income taxes	5,592	4,467
Other assets	243	123

Total assets	$26,589	$26,514

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$590	$585
Accrued expenses and other current liabilities	3,841	2,635
Deferred revenue	2,452	2,014

Total current liabilities	6,883	5,234

Total liabilities	6,883	5,234

Stockholders’ equity:
Common stock, $.001 par value; 20,000,000 shares authorized, 17,465,000 and 14,000,000 shares issued and outstanding, respectively	17	17
Additional paid-in capital	33,834	33,834
Deferred stock-based compensation	(1,208)	(1,333)
Accumulated deficit	(12,937)	(11,238)

Total stockholders’ equity	19,706	21,280

Total stockholders’ equity and liabilities	$26,589	$26,514

eCOST.com, Inc.

SELECTED OPERATING DATA

	For the three months ended March 31,
	2005	2004
Total customers(1)	1,212,119	793,407
Active customers(2)	521,999	300,670
New customers(3)	123,783	72,985
Number of orders(4)	190,642	119,192
Average order value(5)	$302	$333
Advertising expense(6)	$2,010,000	$1,306,000

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from our inception to the end of the reported period.

(2)	Active customers consist of the number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including Internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.